As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BACKBLAZE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-8893125
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

500 Ben Franklin Ct

San Mateo, CA 94401

(650) 352-3738

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Backblaze, Inc. 2021 Equity Incentive Plan

Backblaze, Inc. 2021 Employee Stock Purchase Plan

Backblaze, Inc. 2011 Stock Plan

(Full title of Plan)

Gleb Budman

Chief Executive Officer

Backblaze, Inc.

500 Ben Franklin Ct

San Mateo, CA 94401

(Name and address of agent for service)

(650) 352-3738

(Telephone number, including area code, of agent for service)

Copies to:

Bennett L. Yee Jeffrey R. Vetter Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton St Redwood City, CA 94063 (415) 978-9803	Tom MacMitchell General Counsel Backblaze, Inc. 500 Ben Franklin Ct San Mateo, CA 94401 (650) 352-3738

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share
—2021 Equity Incentive Plan	5,262,500 (2)	$20.24 (7)	$106,513,000	$9,874
—2021 Employee Stock Purchase Plan	956,800 (3)	$17.20 (8)	$16,460,788	$1,526
—2011 Stock Plan (shares reserved for issuance)	13,719,441 (4)	— (9)	—	—
—2011 Stock Plan (shares issued and outstanding)	237,600 (5)	$20.24 (10)	$4,809,024	$446
Class B Common Stock, $0.0001 par value per share
—2011 Stock Plan	13,719,441 (6)	$3.34 (11)	$45,822,933	$4,248
TOTAL	33,895,782		$173,605,745	$16,094

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the Class A Common Stock or the Registrant’s Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”) that become issuable under the Registrant’s 2011 Stock Plan (the “2011 Plan”) as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A or Class B Common Stock, as applicable.

(2)	Represents 5,262,500 shares of Class A Common Stock reserved for issuance under the 2021 Plan.

To the extent that shares previously issued pursuant to awards granted under the 2011 Plan are reacquired by the Registrant after the date of this Registration Statement pursuant to a forfeiture provision, repurchase right or for any other reason, or if outstanding awards granted under the 2011 Stock Plan are forfeited, expire or lapse unexercised after the date of this Registration Statement, the shares of Class B Common Stock subject to such awards instead will become available for future issuance as Class A Common Stock under the 2021 Plan, up to a maximum of 13,719,441 shares. See footnotes 4 and 6 below.

(3)	Represents 956,800 shares of Class A Common Stock reserved for issuance under the 2021 ESPP.
(4)	Represents Class A Common Stock issuable upon conversion of Class B Common Stock underlying options outstanding under the 2011 Plan as of the date of this Registration Statement.
(5)	Represents 237,600 shares of Class A Common Stock that are outstanding as a result of the exercise of options granted under the 2011 Plan
(6)

Represents shares of Class B Common Stock reserved for issuance pursuant to outstanding stock options granted under the 2011 Plan as of the date of this Registration Statement. Any such shares of Class B Common Stock that are subject to options under the 2011 Plan that are forfeited, expire or lapse unexercised and otherwise would have been returned to the share reserve under the 2011 Plan will be available for issuance as Class A Common Stock under the 2021 Plan. See footnote 2 above.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on November 11, 2021.

(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on November 11, 2021, multiplied by 85%. Pursuant to the 2021 ESPP, the purchase price of a share of Class A Common Stock is 85% of the fair market value of the Registrant’s Class A Common Stock.

(9)

Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of shares of any of the 13,719,441 shares of Class B Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B Common Stock.

(10)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on November 11, 2021.

(11)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $3.34 per share of outstanding options to purchase shares of the Registrant’s Class B Common Stock.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Backblaze, Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “restricted securities” within the meaning of the Securities Act, by certain stockholders that are current employees of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

Information Required in the Section 10(a) Prospectus

The information specified in this Part I is omitted from this Registration Statement on Form S-8 (the “Registration Statement”), in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

BACKBLAZE, INC.

237,600 Shares of Class A Common Stock

Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 237,600 shares of Class A common stock, par value $0.0001 per share, of Backblaze, Inc., a Delaware corporation (“Common Stock”). This Reoffer Prospectus covers shares of Common Stock issued to each Selling Stockholder pursuant to the exercise of stock options granted by the Company to the Selling Stockholder under the Backblaze, Inc. 2011 Stock Plan (the “2011 Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

All of the shares of Common Stock are “restricted securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “BLZE.” The last reported sale price of our Class A common stock on the Nasdaq Global Market on November 11, 2021 was $19.90 per share.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is November 12, 2021.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this Reoffer Prospectus to “we,” “us,” “our,” “our company,” “the Company” and “Backblaze” refer to Backblaze, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.We also maintain a website at www.backblaze.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after such information is electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this Reoffer Prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except to the extent superseded by information contained in this Reoffer Prospectus or by information contained in documents filed with the SEC after the date of this Reoffer Prospectus. This Reoffer Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

(a)

the Registrant’s prospectus dated November 10, 2021 to be filed on or about November 12, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260333), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41026), filed with the SEC on November 4, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Reoffer Prospectus and prior to the filing of a post-effective amendment to the registration statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to:

Backblaze, Inc.

500 Ben Franklin Ct

San Mateo, CA 94401

Tel: (650) 352-3738

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this Reoffer Prospectus, including statements regarding our future results of operations and financial position, business strategy, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

The words “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

All statements other than statements of historical facts contained in this Reoffer Prospectus are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

•	the sufficiency of our cash and cash equivalents to meet our projected operating requirements;

•	our ability to maintain the security of our platform;

•	our ability to sell our platform to new customers;

•	our ability to retain, and expand use of our platform by our existing customers;

•	our ability to successfully expand in our existing markets and into new markets;

•	our ability to effectively manage our growth and future expenses;

•	our ability to expand our partner ecosystem;

•	our ability to establish, maintain, protect and enforce our intellectual property and proprietary rights;

•	our estimated total addressable market;

•	the attraction and retention of qualified employees and key personnel;

•	our anticipated investments in sales and marketing, research and development, general and administrative, and cost of revenue;

•	our ability to successfully defend litigation brought against us;

•	the impact of the COVID-19 pandemic and other disruptive events on our business or that of our customers and partners;

•	our ability to successfully remediate and prevent material weaknesses in internal controls over financing reporting; and

•	the increased expenses associated with being a public company.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Reoffer Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by applicable law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements made in this Reoffer Prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by applicable law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. Potential investors should read the entire Reoffer Prospectus carefully, including the risks of purchasing our Common Stock discussed in “Risk Factors.”

Company Overview

We are a leading storage cloud platform, providing businesses and consumers cloud services to store, use, and protect their data in an easy and affordable manner. We provide these cloud services through a purpose-built, web-scale software infrastructure built on commodity hardware. By substantially reducing the complexity and frustration of storing, using, and protecting data, we empower customers to focus on their core business operations.

Our principal executive offices are located in San Mateo, California. We lease data center facilities in California, Arizona, and Amsterdam, the Netherlands, and our telephone number is (650) 352-3738. We are an “emerging growth company” under the JOBS Act and therefore we are subject to reduced public company reporting requirements.

Our website address is www.backblaze.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 237,600 shares of Class A Common Stock issued to the Selling Stockholders upon the exercise of stock options granted by the Company to the Selling Stockholder under the 2011 Stock Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in shares of Common Stock involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in shares of Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-260333), filed with the SEC on November 8, 2021, which is incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. All proceeds from the sale of the shares of Common Stock will be for the account of the Selling Stockholders, as described below.

DESCRIPTION OF SECURITIES

The information set forth in the section titled “Description of Securities” of the Form 8-A is incorporated herein by reference.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the Selling Stockholders and the shares of Common Stock beneficially owned by the Selling Stockholders as of September 30, 2021 and the percentage of beneficial ownership is calculated based on 22,295,893 shares of Class B common stock and no shares of Class A common stock as of such date, after giving effect to the conversion of all outstanding shares of preferred stock as of that date into an aggregate of 3,359,195 shares of our Class B common stock, the reclassification of all outstanding shares of our common stock into an equivalent number of our Class B common stock and the filing and effectiveness of our Amended and Restated Certificate of Incorporation in Delaware, which will occur prior to the closing of our initial public offering. For purposes of computing ownership and percentage ownership after this offering, the calculations in the following table account for the following:

•

the issuance of 6,250,000 shares of Class A common stock at the closing of our initial public offering pursuant to that certain Underwriting Agreement dated November 10, 2021 by and between us and Oppenheimer & Co. Inc. as representative of the several underwriters named in Schedule A thereto; and

•

the issuance and automatic conversion of convertible notes (which we also refer to as a Simple Agreement for Future Equity agreement (SAFE) into 727,371 shares of Class A common stock (based on our initial public offering price of $16.00 per share).

However, for the purposes of computing ownership and percentage ownership after this offering, the calculations in the following table do not account for the following:

•	the exercise in whole or in any part of the over-allotment option granted to the underwriters in our initial public offering to purchase up to 937,500 additional shares of Class A common stock; or

•	any shares of Class A common stock that may be purchased pursuant to the directed share program that is part of our initial public offering.

In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of September 30, 2021. We did not deem these shares outstanding, however, such shares were included for the purpose of computing the percentage ownership of any other person or entity.

The Selling Stockholders may offer all, some or none of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders following the resales contemplated by this Reoffer Prospectus because the Selling Stockholders may offer some or all of their shares of Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Stockholders will, in fact, sell any or all of such shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Backblaze, Inc., 500 Ben Franklin Ct, San Mateo, CA 94401.

Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Offered(2)	Common Stock Beneficially Owned After the Offering(3)

	Shares	Percentage		Shares	Percentage

Named Selling Stockholders(1)	684,894	3.0%	237,600	447,294	1.5%

(1)

Includes the following four named non-affiliate selling stockholders, each of whom beneficially owns at least 1,000 shares of Common Stock: Casey Christensen, Kenneth Manjang, Yevgeniy Pusin and Sean Harris.

(2)	Reflects shares of our Class A common stock offered under this Reoffer Prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(3)

Assumes that all of the shares held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

Other Material Relationships with the Selling Stockholders

The shares being offered and sold under this Reoffer Prospectus by the Selling Stockholders are not subject to market stand-off provisions or lock-up agreements.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NASDAQ Global Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California will issue an opinion regarding the legality of the offered securities.

EXPERTS

The financial statements as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this Reoffer Prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Backblaze, Inc., or the Registrant, hereby incorporates by reference into this Registration Statement the following documents:

(c)

the Registrant’s prospectus dated November 10, 2021 to be filed on or about November 12, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form  S-1, as amended (File No. 333-260333), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(d)

the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41026), filed with the SEC on November 4, 2021, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 4.	Description of Securities

See the description of the Registrant’s Class B Common Stock contained in the Registrant’s prospectus dated November 10, 2021 to be filed on or about November 12, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-260333).

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our Amended and Restated Certificate of Incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our Amended and Restated Bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our Amended and Restated Bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

We currently carry and intend to continue to carry liability insurance for our directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation, as currently in effect	S-1	333-260333	3.1	11/02/2021

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the Registrant’s public offering.	S-1	333-260333	3.2	11/02/2021

4.3	Bylaws of Registrant, as currently in effect	S-1	333-260333	3.3	10/18/2021

4.4	Form of Amended and Bylaws of the Registrant, to be effective upon closing of the Registrant’s public offering.	S-1	333-260333	3.4	10/18/2021

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page hereto).					X

99.1	2011 Stock Plan, as amended, and forms of agreements thereunder.	S-1	333-260333	10.2	10/18/2021

99.2	2021 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-260333	10.3	11/02/2021

99.3	2021 Employee Stock Purchase Plan.	S-1	333-260333	10.4	11/02/2021

Item 9.	Undertakings

A.	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses A(1)(i) and A(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 12th day of November, 2021.

BACKBLAZE, INC.

By:	/s/ Gleb Budman
Name: Gleb Budman
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gleb Budman, Frank Patchel and Tom MacMitchell, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gleb Budman	Chief Executive Officer and Chairperson (Principal Executive Officer)	November 12, 2021
Gleb Budman

/s/ Frank Patchel	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2021
Frank Patchel

/s/ Brian Wilson	Chief Technology Officer and Director	November 12, 2021
Brian Wilson

/s/ Timothy Nufire	Chief Cloud Officer and Director	November 12, 2021
Timothy Nufire

/s/ Jocelyn Carter-Miller	Director	November 12, 2021
Jocelyn Carter-Miller

/s/ Barbara Nelson	Director	November 12, 2021
Barbara Nelson

/s/ Earl E. Fry	Director	November 12, 2021
Earl E. Fry

/s/ Evelyn D’An Evelyn D’An	Director	November 12, 2021